UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.____)

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[   ] Definitive Proxy Statement
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[   ] Soliciting Material Pursuant to § 240.14a-12
Douglas Dynamics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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For further information contact:
Douglas Dynamics, Inc.
Nathan Elwell
847-530-0249
investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS TO PROVIDE TELECONFERENCE AND WEBCAST OF 2020 ANNUAL MEETING
Company Encourages Shareholders to Utilize the Teleconference and Webcast Options
and Avoid Attending in Person

April 16, 2020 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), today announced the company will host a live teleconference and webcast of its 2020 Annual Meeting of Shareholders to be held on Tuesday, April 28, 2020, at 2:00 p.m. (Central Time) at the Douglas Dynamics Distribution Center located at 7611 N. 73rd Street, Milwaukee, Wisconsin, 53223. The Company decided to offer these additional options to protect the health and safety of its employees and shareholders during the ongoing COVID-19 pandemic.

While the Company currently plans to hold the 2020 Annual Meeting of Shareholders as presented in the Notice of Annual Meeting provided to shareholders on or around March 27, 2020, the Company encourages all shareholders to access the annual meeting via teleconference or webcast, rather than attending the meeting in person to minimize the health and safety risks to everyone involved. This proactive approach is consistent with other recent actions intended to limit public gatherings.

Please note that shareholders will be able to listen in to the meeting via teleconference or webcast, but will not be able to vote, or revoke a proxy, or ask questions via this manner of participation. Therefore, to ensure that your vote is counted at the 2020 Annual Meeting of Shareholders, the company strongly encourages its shareholders to complete and return the proxy card included with the Notice of Annual Meeting and Proxy Statement first mailed to shareholders on or around March 27, 2020, or through your broker, bank or other nominee’s voting instruction form.

Shareholders of record may still attend the meeting and revoke their proxy at any time before it is voted; however, as stated above, the Company strongly encourages its shareholders to consider the safety of everyone involved, as well as any existing governmental orders, and avoid attending the meeting in person.

The Company is closely monitoring developments with the COVID-19 pandemic and urges all stakeholders to follow recommendations provided by the U.S. Center for Disease Control (CDC) and the World Health Organization (WHO).

To listen to the teleconference, shareholders should dial (877) 369-6591 domestically, or (253) 237-1176 internationally.

A live webcast will also be available via the Investor Relations section of the Company’s website at www.douglasdynamics.com.

Those planning to listen should connect to the teleconference or live webcast at least 10 minutes prior to the start of the meeting.  For further questions regarding how to access the Annual Meeting of Shareholders via teleconference or webcast, please contact Investor Relations at investorrelations@douglasdynamics.com .

About Douglas Dynamics

Home to the most trusted brands in the industry, Douglas Dynamics is North America’s premier manufacturer and up-fitter of commercial work truck attachments and equipment. For more than 70 years, the Company has been innovating products that not only enable people to perform their jobs more efficiently and effectively, but also enable businesses to increase profitability. Through its proprietary Douglas Dynamics Management System (DDMS), the Company is committed to continuous improvement aimed at consistently producing the highest quality products, at industry-leading levels of service and delivery that ultimately drive shareholder value. The Douglas Dynamics portfolio of products and services is separated into two segments:  First, the Work Truck Attachments segment, which includes commercial snow and ice control equipment sold under the FISHER®, SNOWEX® and WESTERN® brands. Second, the Work Truck Solutions segment, which includes the up-fit of market leading attachments and storage solutions under the HENDERSON® brand, and the DEJANA® brand and its related sub-brands.